UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective as of open of trading on July 7, 2010, the Company has amended its Certificate of Incorporation to effect a one-for-twenty reverse stock split of its issued and outstanding shares of common stock, par value $.001.  As reported on the Company’s Definitive Schedule 14C filed with the Securities and Exchange Commission on March 8, 2010, stockholders of the Company holding a majority of its voting power approved a proposal authorizing the board of directors, in their sole discretion, to effect a reverse split of the Company's outstanding common stock at a ratio within a specified range. Following the reverse split, the total number of shares outstanding will be reduced to approximately 5,093,061 shares (not including any adjustments for issuances of fractional shares). Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of the securities, and the applicable exercise or purchase price as well as other adjustments. Pursuant to the terms and conditions of the Company’s outstanding Series A Convertible Preferred Stock, the conversion rate and the voting rights of the Series A will not adjust as a result of the reverse stock split. Further, the authorized but unissued Series A will not adjust as a result of the reverse stock split.

There will be no change to the authorized shares of common stock of the Company as a result of the reverse stock split and any fractional shares will be rounded up, so that no shareholder shall have less than 1 share after the effectiveness of the reverse split.

The Company’s transfer agent is Pacific Stock Transfer Company, located at 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119, where its phone number is 702-361-3033 and its facsimile is 702-433-1979. The new CUSIP number for the post-reverse common stock is 049838204.

A copy of the amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 8.01.    Other Events.

On July 7, 2010, the Company issued a press release announcing the one-for-twenty reverse stock split of its common stock.

A copy of the press release is furnished herewith as Exhibit 99.1 to this current report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

3.1              Certificate of Amendment to the Company’s Certificate of Incorporation
99.1            Press Release dated July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: Chief Executive Officer